Exhibit 99.1

OpenText CEO Resumes Full Involvement in Day-to-Day Operations

•	Company Discusses Strategic Focus on its Cloud Business

•	Company Reaffirms Approach to Deliver Superior Shareholder Value

•	Company Announces Restructuring to Support Cloud Growth and Drive Operational Efficiencies

•	Company Provides Outlook for Fourth Quarter Fiscal 2015

WATERLOO, Ontario, May 20, 2015 /CNW/ -- Open Text Corporation (“OpenText” or the “Company”) (NASDAQ: OTEX, TSX: OTC) today announced that Mark J. Barrenechea, President and CEO, has resumed full involvement in day-to-day operations of the Company after previously announcing on February 23, 2015 that he would reduce his involvement for approximately 100 days to seek treatment for Leukemia. The CEO Operating Committee that had been established to assist in the management of the Company’s day-to-day operations has been disbanded.

Company Discusses Strategic Focus on its Cloud Business
“Over the last ten years, OpenText has grown its Enterprise Information Management (EIM) business through acquisition and innovation. As our customers transition to the Cloud, we see this as our new growth opportunity, and our strategic focus is to lead the Cloud-based EIM market. We look to grow our Cloud business through acquisitions, innovation and with new ways to purchase our solutions, such as our recently announced subscription and managed service offerings. We began executing on our Cloud strategy with the acquisitions of EasyLink, GXS, and Actuate. This strategy is supported by strong institutional knowledge on consolidation and integration of assets, innovation, as well as strong recurring revenues, currently representing approximately 85% of Company revenues,” said OpenText President and CEO Mark J. Barrenechea.
Over the last three years, OpenText has grown Cloud revenues from zero to over 30% of total revenues and expanded adjusted operating margins from approximately 26% to 30%. The Company has also delivered significant Cloud innovations such as OpenText Core, Trading Grid 15, Enterprise Subscription, Enterprise Managed Services and iX Analytics. These Cloud-based innovations will drive future growth.
The Enterprise market remains hybrid today; that is, customers continue to purchase both on-premise and in-the-Cloud solutions. OpenText will fully support its on-premise customers, should they choose to stay on-premise, or transition to the Cloud, or both. Further, the Company will invest where its customers are going, and that new growth opportunity is the Cloud.

Company Reaffirms Approach to Deliver Superior Shareholder Value
As OpenText executes its Cloud business strategy, it does not expect its financial philosophy to change, nor its view on being a value-based acquirer, and the Company remains focused on delivering superior shareholder value. Over the last seven years, the Company has delivered a revenue cumulative average growth rate (CAGR) of 15%, and an adjusted net income CAGR of 28%. The Company has delivered its revenue growth through a combination of acquisitions augmented by organic growth and delivered its earnings growth through expense discipline and operational excellence. OpenText values earnings over unprofitable revenue growth.

Company Announces Restructuring to Support Cloud Growth and Drive Operational Efficiencies
The Company announced that it is initiating a restructuring program in conjunction with organizational changes to support its Cloud strategy and drive further operational efficiencies. Barrenechea said, “Effective immediately, we are announcing a simplification of our business structure around Enterprise, Information Exchange (iX) and Analytics, as well as a new Global Technical Services organization. This structure will allow us to scale as we continue to acquire complementary businesses over time, and will provide additional focus on winning the customer and capturing the lifetime value of that relationship. As a result of the restructuring, we expect to save approximately $50 million in annualized operating expense, accretive to Fiscal Year 2016 earnings and with little to no impact on revenues.”
The restructuring program costs are primarily related to employee severance arrangements and facility expenses, and are expected to result in a pre-tax restructuring charge of approximately $25 million, total cash payments in the same amount, and a reduction in the Company’s workforce by approximately 5 percent. The Company expects these charges to be incurred, and the costs to be paid out, substantially in the First Quarter Fiscal Year 2016 .
This restructuring reflects OpenText’s commitment to delivering superior shareholder value, with a focus on operating margin and earnings versus pursuing unprofitable revenue growth.

Company Announces Key Appointments
The Company is pleased to announce the following appointments:
James McGourlay, SVP, Global Technical Services. Mr. McGourlay will lead the OpenText Global Technical Services business. This new organization will focus on Technical Support, Renewals, Customer Onboarding and Professional Services, managing all post sale services, customer life-time value and accelerating customers’ time to value.

Simon Harrison, SVP, Enterprise Sales. Mr. Harrison will lead the OpenText Enterprise business and a consolidation of all enterprise on-premise businesses.

George Schulze, SVP, iX Sales. Mr. Schulze will lead the OpenText Information Exchange business and core Cloud services.

Andy Wild, SVP, Analytics Sales. Mr. Wild will lead the new OpenText Analytics business.

As a result of the restructuring, the Company announced that Jon Hunter, EVP, Worldwide Field Operations, is no longer with OpenText. Mr. Barrenechea added, “We would like to thank Jon for his service and we wish him the best in his future endeavors.”

Mr. Barrenechea further added, “I am confident this is the executive management team that can capture the Cloud growth opportunity for OpenText and deliver for our customers.”

The Executive Leadership and Senior Sales Leadership teams now consist of the following executives:
John Doolittle, CFO
Gordon Davies, CLO
James McGourlay, Global Technical Services
Muhi Majzoub, Engineering

Adam Howatson, CMO
David Jamieson, CIO
Lisa Zangari, Human Resources
Gary Weiss, Cloud Strategy
Russ Stuebing, Corporate Development
Simon Harrison, Enterprise Sales
George Schulze, iX Sales
Andy Wild, Analytics Sales

Company Provides Outlook for Fourth Quarter Fiscal Year 2015
The Company is providing today its outlook for Fourth Quarter Fiscal 2015. Ranges with approximate U.S. dollar amounts are:
Revenue of $440 million to $455 million;
Non-GAAP EPS of $0.64 to $0.72 per share, diluted, based on 123,054,000 shares outstanding as at March 31, 2015.
Barrenechea commented, “We continue to experience significant foreign exchange volatility due to the strengthening of the U.S. dollar. Our outlook is adjusted for anticipated negative foreign exchange impacts of approximately $44 million to revenue and approximately $0.11 cents to adjusted EPS compared to the Fourth Quarter Fiscal 2014. These currency movements, which represent the majority of the adjustment, combined with the impact of our customers transitioning to the Cloud and a challenging global selling environment, form the basis for our Fourth Quarter Fiscal 2015 outlook today.”
“As mentioned on our Third Quarter Fiscal 2015 financial results call, our annual target model for Fiscal Year 2015 remains unchanged. However, we believe providing this Fourth Quarter Fiscal 2015 outlook is helpful to ensure expectations are fully aligned among all stakeholders in the present environment. We are embracing our Cloud business strategy and we will continue to deliver superior value to our shareholders,” said Barrenechea.
Non-GAAP-based EPS is a non-GAAP financial measure calculated as net income per share on a diluted basis, excluding, the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges, all net of tax. The Company has not provided a reconciliation of this forward-looking non-GAAP measure, due primarily to variability and difficulty in making accurate forecasts about certain adjustments that have not yet occurred, such as other income (expense), special charges and tax, among others. As a result, reconciliation of this non-GAAP measure to a GAAP measure is not available at this time without unreasonable efforts but will be included when the Company releases its results for the Fourth Quarter Fiscal 2015.
The Company calculates constant currency impacts by translating the foreign currency revenues and expenses of the current period using the foreign exchange rates that applied in the period to which is being compared. Accordingly, the Company has translated the expected revenue and non-GAAP EPS impacts for the Fourth Quarter Fiscal 2015 using the foreign exchange rates that applied in the Fourth Quarter Fiscal 2014. The Company translates its foreign currency revenues and expenses for each month using the closing foreign exchange rate of the immediately preceding month.
All dollar amounts in this press release are in U.S. dollars unless otherwise indicated.

OpenText to Host Conference Call
Mark J. Barrenechea, OpenText CEO and John Doolittle, OpenText CFO will host a conference call today, May 20, 2015 at 5:00 p.m. EDT to discuss today’s announcement and strategic focus on its Cloud business. The public is invited to listen to today’s call by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection.
Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com.
A replay of the call will be available beginning May 20, 2015 at 7:00 p.m. EDT through 11:59 p.m. on June 3, 2015 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1469 followed by the number sign.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.

Cautionary Statement Regarding Forward Looking Statements
Certain statements in this press release, including statements about the restructuring program and organizational changes, expectations regarding reduced expenses, pre-tax savings and costs related thereto, the Company’s strategic focus on its Cloud business and outlook for its Fourth Quarter Fiscal 2015 revenue and non-GAAP based EPS, and other matters, that contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions, are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; and (ix) the Company's financial condition and capital requirements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) the impact of the announced restructuring and organizational changes, including the quantum of related restructuring charges and the timing thereof; (ii) the challenging selling environment; (iii) the impact of customers transitioning to the Cloud; (iv) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (v) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iv) the risks associated with bringing new products and services to market; (iiv) fluctuations in currency exchange rates; (viii) delays in the purchasing decisions of the Company's customers; (ix) the competition the Company faces in its industry and/or marketplace; (x) the final determination of litigation, tax audits and other legal proceedings; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
FOR INVESTOR INQUIRIES:
Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
Waterloo: 519-888-7111 Ext. 2446
smehan@opentext.com

FOR MEDIA INQUIRIES:
Kasey Holman
Vice President, Corporate Communications
OpenText Corporation
San Francisco - 650-302-4191
kholman@opentext.com
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